SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549


                                Form 8-K


                             CURRENT REPORT



      Pursuant to Section 13 or 15(d) of the Securities Act of
1934


Date of Report (Date of earliest event reported)  March 17, 1994
                                                  _______________


Sun Energy Partners, L.P.
_________________________________________________________________
(Exact name of registrant as specified in its charter)



Delaware                   1-9033              75-2070723
_________________________________________________________________
(State or other juris-     (Commission File    (IRS Employer
diction of incorporation)    Number)       Identification Number)




13155 Noel Road, Dallas, Texas                     75240-5067
________________________________________________________________
(Address of principal executive offices)            (Zip Code)




Registrant's telephone number, including area code (214) 715-4000
                                                   _____________

Item 5.   Other Events


In March 1994, Oryx Energy Company (Company) adopted plans designed to achieve significant future cost reductions for Sun Energy Partners, L.P. (Partnership) by disposing of certain assets. Associated therewith, the Partnership will recognize an $87 million charge in the first quarter of 1994. Management of the Company expects the Partnership to realize about $35 million annual cost reductions in 1995.

The properties included in the divestment plan make up 52-percent and 31-percent of the Partnership's onshore fields and properties.
During 1993, however, these properties accounted for about four percent of the Partnership's oil and gas production and at December
31, 1993, they accounted for about six percent of the Partnership's proved reserves and about eight percent of its net investment in properties, plants and equipment.

SIGNATURES


              Pursuant to the requirements of the Securities
Exchange Act of
1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         SUN ENERGY PARTNERS, L.P.

                         BY  ORYX ENERGY COMPANY
                             (Managing General Partner)


                         BY /s/ EDWARD W. MONEYPENNY
                             Edward W. Moneypenny
                             Senior Vice President, Finance,
                             and Chief Financial Officer


Date:  March 17, 1994